FOR IMMEDIATE RELEASE
Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	CombinatoRx, Incorporated
CombinatoRx, Incorporated	857-753-6562
617-301-7100	gnugent@combinatorx.com
rforrester@combinatorx.com

COMBINATORX GRANTED EXTENSION TO REGAIN NASDAQ COMPLIANCE

-- Plan in Place to Achieve Compliance Upon Filing June 30, 2009 Form 10-Q --

CAMBRIDGE, Mass. – June 10, 2009 - CombinatoRx, Incorporated (NASDAQ: CRXX) announced today that the NASDAQ Stock Market has granted an extension of the time the Company has to regain compliance with NASDAQ’s minimum stockholders’ equity requirement set forth in Listing Rule 5450(b)(1)(A) (the “Rule”). The extension was based on NASDAQ’s determination that the Company had a definitive plan evidencing its ability to achieve and sustain compliance with the Rule. The Company must evidence compliance with the Rule upon filing its Quarterly Report on Form 10-Q for the six months ended June 30, 2009 with the Securities and Exchange Commission, which is planned to be filed in August of 2009.

NASDAQ’s determination was based on a compliance plan submitted by the Company on June 2, 2009, which described the previously announced divestiture of its subsidiary, CombinatoRx (Singapore) Pte. Ltd. (CRX-SG), and the resulting elimination of a $19.4 million liability of CRX-SG, which represented the outstanding balance of convertible promissory notes issued by CRX-SG to Biomedical Sciences Investment Fund Pte. Ltd.

As a result of this divestiture, the Company believes that the stockholders’ equity to be reported in its Quarterly Report on Form 10-Q for the six months ended June 30, 2009 will bring the Company back into compliance with the Rule. NASDAQ will continue to monitor the Company’s ongoing compliance with the Rule and if, at the time the Company files its Quarterly Report on Form 10-Q for the six months ended June 30, 2009, the Company does not evidence compliance, the Company may be subject to delisting from The NASDAQ Global Market.

About CombinatoRx:

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action, striking at the biological complexities of human disease. The CombinatoRx proprietary drug discovery technology provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx, please visit www.combinatorx.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx and its plans to regain compliance with the continued listing standards of The NASDAQ Global Market. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related the Company's ability to develop and implement a plan to increase its stockholders’ equity and continue its listing on The NASDAQ Global Market, and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx

245 First Street, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2009 CombinatoRx, Incorporated. All rights reserved. -end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com